UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2025 (June 25, 2025)

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St. Austin, Texas 78702
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

T1 Energy Inc. (the “Company”) held its annual meeting of stockholders virtually on June 25, 2025. The following matters were submitted to a vote of the stockholders, the results of which were as follows:

Proposal 1 - Election of directors to serve for a one-year term of office expiring at the 2026 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

	For	Against	Abstain	Broker Non-Votes
Daniel Barcelo	71,323,390	591,690	116,366	23,417,153
W. Richard Anderson	71,349,772	566,308	115,366	23,417,153
Todd Jason Kantor	70,779,447	1,205,677	46,322	23,417,153
Mingxing Lin	71,253,676	663,184	114,586	23,417,153
David J. Manners	71,358,298	556,714	116,434	23,417,153
Peter Matrai	71,313,684	598,131	119,631	23,417,153
Tore Ivar Slettemoen	70,613,031	1,301,855	116,560	23,417,153
Daniel Artemus Steingart	71,361,163	553,687	116,596	23,417,153
Jessica Wirth Strine	69,620,956	2,286,860	123,630	23,417,153

Proposal 2 - Ratification of the appointment of PricewaterhouseCoopers AS as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

For	Against	Abstain
95,153,361	100,054	195,184

Proposal 3 - Advisory vote on the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
55,484,307	9,217,949	7,329,190	23,417,153

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 ENERGY INC.

Date: June 26, 2025	By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Chief Executive Officer and Chairman of the Board

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